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                                                                 EXHIBIT 3


                  FIRST RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                       AMERICAN DENTAL TECHNOLOGIES, INC.

         Pursuant to Section 245 of the General Corporation Law of the State of Delaware, the undersigned corporation executes the following First Restated Certificate of Incorporation, which has been duly adopted in accordance with the provisions of such Section, is not being further amended hereby and contains no discrepancies from the provisions of the Certificate of Incorporation, as theretofore amended and supplemented. The corporation was originally incorporated on November 21, 1989 under the name ADL Consolidated, Inc.

         FIRST. The name of this corporation shall be:

                       American Dental Technologies, Inc.

         SECOND. Its registered office in the State of Delaware is to be located at 1013 Centre Road, in the City of Wilmington, County of New Castle 19805, and its registered Agent at such address is CORPORATION SERVICE COMPANY.

         THIRD. The purpose or purposes of the corporation shall be:

         To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH. The aggregate number of shares which the Company shall have authority to issue is 22,500,000 to be divided into (a) 12,500,000 shares of Common Stock, par value $0.04 per share, and (b) 10,000,000 shares of Preferred Stock, par value $0.01 per share.

         The Board of Directors is hereby empowered to cause the Preferred Stock to be issued from time to time for such consideration as it may from time to time fix, and to cause such Preferred Stock to be issued in series with such voting powers, designations, preferences and relative, participating, optional or other special rights, if any, or the qualifications, limitations or restrictions thereof, as designated by the Board of Directors in the resolution providing for the issue of such series. Shares of Preferred Stock of any one series shall be identical in all respects.

         RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation by the Certificate of Incorporation, as amended, the Board of Directors does hereby provide for issuance of a series of preferred stock, $0.01 par value, of the Corporation, to be designated "Series A Preferred Stock" and to the extent that the designations, powers, preferences and relative and other special rights and the qualifications, limitations and restrictions of the Series A Preferred Stock are not stated and expressed in the Certificate of Incorporation, as amended, does hereby fix and herein state and express such designations, powers, preferences and relative and other special rights and the qualifications, limitations and restrictions thereof, as follows:


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                            SERIES A PREFERRED STOCK

         Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Preferred Stock" and the number of shares constituting such series shall be all such shares issued from time to time to Dental Innovate Corporation by the Corporation, a total of 900,000 shares.

         Section 2. Dividends and Distributions. The holder of Series A Preferred Stock shares ("preferred shares") shall be entitled to receive dividends at the rate of six (6%) percent per annum on its paid in capital, payable each year on a date to be specified by the Board of Directors. The dividends accrue from the date of issuance of the preferred shares and shall be deemed to accrue whether or not earned or declared. The right to these dividends is cumulative; and those currently due as well as all those past due must be declared and set aside or fully paid before any distribution, by dividend or otherwise, is paid on, declared, or set apart for the holders of any shares of common stock. After the cumulative dividends on the preferred shares have been paid in full, any further distribution of dividends shall be made equally to the holders of all outstanding shares of common stock.

         Section 3. Voting Rights. The holder of Series A Preferred Stock shall have no voting power and the holders of the shares of common stock shall possess exclusive voting power in the Corporation, except as otherwise provided by law.

         Section 4. Conversion Rights. The holder of the Series A Preferred Stock, at its option and at any time, is entitled to receive one common share for each preferred share delivered to the Corporation for conversion. A written notice shall be given to the Corporation not less than thirty days before the preferred shares are submitted for conversion. If at any time after the issuance of the preferred shares, the Corporation issues additional shares of common stock as a stock dividend, or subdivides or combines the outstanding shares of common stock, the rate of conversion shall be proportionately adjusted. All shares of Series A Preferred Stock surrendered for conversion shall be canceled and shall not be reissued. All such shares shall upon cancellation become authorized, but unissued shares of preferred stock, and may be reissued as part of a new series of preferred stock to be created by resolution of the Board of Directors. So long as any shares of the Series A Preferred Stock are outstanding, the Corporation shall reserve a sufficient number of unissued shares of the authorized common stock to satisfy in full the conversion privileges of the holder of those shares. The Corporation need not issue fractional shares of its common stock, but may instead pay cash equal to the market value of the fractional shares the holder of the Series A Preferred Stock would otherwise be entitled to on conversion.

         Section 5. Transfer Restrictions. Series A Preferred Stock shall be non-transferable. Common stock received by the holder of Series A Preferred Stock upon conversion shall bear the following restrictive legend:

         "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES OF STOCK REPRESENTED

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         BY THIS CERTIFICATE HAVE BEEN ACQUIRED PURSUANT TO AN INVESTMENT
         REPRESENTATION ON THE PART OF THE REGISTERED OWNER HEREOF. IF THE CORPORATION SO REQUESTS, BEFORE THESE SHARES ARE SOLD, PLEDGED, HYPOTHECATED, DONATED OR OTHERWISE TRANSFERRED, WHETHER OR NOT FOR CONSIDERATION, THE REGISTERED OWNER HEREOF SHALL OBTAIN AN OPINION OF COUNSEL SATISFACTORY TO THE BOARD OF DIRECTORS, IN THE BOARD'S SOLE DISCRETION, THAT ANY SUCH TRANSFER WILL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS."

         Section 6. Liquidation, Dissolution or Winding Up. In the event of the liquidation, dissolution, or winding up of the Corporation, the holder of Series A Preferred Stock, shall be entitled to receive in full the respective amounts fixed in accordance with the provisions below before any distribution or payment is made to the holders of shares of common stock. The holder of Series A Preferred Stock will be entitled to receive an amount equal to the consideration received by the Corporation for the issuance of the preferred shares, together with the accrued cumulative dividends to the payment date, whether or not earned or declared. After full payment has been made to the holder of the Series A Preferred Stock, the remaining assets of the Corporation are to be distributed equally to all holders of outstanding common stock, share for share. If the assets of the Corporation are insufficient to satisfy in full the payments to the holder of the Series A Preferred Stock as provided herein, then the holder of the Series A Preferred Stock will share in any distribution of assets to the fullest extent to which it otherwise is legally entitled. This provision shall not apply to a merger or consolidation by the Corporation, nor to any lease or conveyance of substantially all of its assets.

         FIFTH. The name and address of the incorporator is as follows:

                            Mary T. Reed
                            Corporation Service Company
                            1013 Centre Road
                            Wilmington, DE  19805

         SIXTH. The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

         SEVENTH. No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct of a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which director derived an improper personal benefit. No amendment to or

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repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

         EIGHTH. (a) At all meetings of the stockholders of the Corporation, each holder of record of Common Stock shall be entitled to one vote for each share of such class of stock standing in his name on the books of the Corporation subject to the right of the Board of Directors to determine a record date at any particular meeting. Cumulative voting shall not be permitted at any election of directors.

                 (b) The affairs of this Corporation shall be conducted by a Board of Directors. Except as otherwise provided by this Article Eight, the number of directors of the Corporation, shall be fixed from time to time by the vote of a majority of the entire Board; provided, however, that the number of directors shall not be reduced so as to shorten the term of any director at the time in office. Commencing with the effective date of this Amendment to the Certificate of Incorporation, the directors of the Corporation shall be divided into three classes; Class I, Class II and Class III, each such class, as nearly as possible, to have the same number of directors. The term of office of the initial Class I directors shall expire at the annual election of directors by the stockholders of the Corporation in 1991, the term of the office of the initial Class II directors shall expire at the annual election of directors by the stockholders of the Corporation in 1992, and the term of the office of the initial Class III directors shall expire at the annual election of directors by the stockholders of the Corporation in 1993, or in each case thereafter when their respective successors are elected by the stockholders and qualify. At each annual election of directors by the stockholders of the Corporation held after the effective date of this Amendment to the Certificate of Incorporation, the directors chosen to succeed those whose terms are then expired shall be identified as being of the same class as the directors they succeed and shall be elected by the stockholders of the Corporation for a term expiring at the third succeeding annual election of directors, or thereafter when their respective successors in each case are elected by the stockholders and qualify.

                 (c) In case of an increase in the number of directors, the additional directors may be elected by the Board of Directors and such directorships thereby created shall be apportioned among the classes of directors so as to maintain such classes as nearly equal in number as possible. In case of vacancies in any of the classes of directors, a majority of all the remaining directors in all classes may elect such directors to fill any such vacancies in any class.

                 (d) Special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors, upon not less than ten (10) nor more than fifty (50) days written notice.

                 (e) Notwithstanding any other provisions of the Certificate of Incorporation or the By-Laws of the Corporation (and notwithstanding that a lesser percentage may be specified by law, this Certificate of Incorporation or the By-Laws of the Corporation), the provisions of this Article Eight may not be repealed or amended in any respect, nor may any provision be adopted inconsistent with this Article Eight unless such action is approved by the affirmative vote of the

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holders of eighty (80%) percent of the total shares of stock of the Corporation then outstanding and entitled to vote thereon.

         NINTH. Where stockholder approval is required by applicable state law for any of the following transactions, the vote required for such approval shall be the affirmative vote of the holders of at least eighty (80%) percent of the voting power of the outstanding shares:

              (a) Any plan of merger;

              (b) Any plan of exchange;

              (c) Any sale, lease, transfer or other disposition of all or substantially all of this Corporation's property and assets, including its goodwill, not in the usual and regular course of its business;

              (d) Any dissolution of this Corporation;

              (e) Any amendment to, or repeal of, a By-Law or By-Laws lawfully proposed by a stockholder or stockholders holding at least the required statutory voting power; or

              (f) Any amendment to, or repeal of, all or any portion of this Article Nine; provided, however, that if the then current or a preexisting Board of Directors of this Corporation shall by resolution adopted at a meeting of the Board of Directors have approved one of the enumerated matters (other than dissolution of this Corporation or an amendment of this Article Nine to alter the eighty (80%) percent dissolution vote) and shall have determined to recommend it for approval by the holders of shares entitled to vote on the matter, then the vote required shall be the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares.

         IN WITNESS WHEREOF, the undersigned corporation has executed, signed and acknowledged this First Restated Certificate of Incorporation this 5th day of August, 1997.

                                        /s/ Ben J. Gallant
                                        -----------------------------------
                                            Ben J. Gallant
                                            President (authorized officer)
  Acknowledged:

  /s/ John E. Vickers
  ------------------------------
      John E. Vickers, Secretary



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                            CERTIFICATE OF AMENDMENT

                                       OF

                   FIRST RESTATED CERTIFICATE OF INCORPORATION

                               (*) (*) (*) (*) (*)

         American Dental Technologies, Inc. ("Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: That at a meeting of the Board of Directors of American Dental Technologies, Inc., resolutions were duly adopted setting forth a proposed amendment to the First Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

         RESOLVED, That the First Restated Certificate of Incorporation of this corporation be amended by changing the First Article thereof so that, as amended said Article shall be and read as follows:

         First. The name of this corporation shall be: American Medical Technologies, Inc.

         SECOND: That thereafter, at the annual meeting of the

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stockholders of said corporation, duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, the necessary number of shares as required by statute were voted in favor of the amendment.

         THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by John Vickers III, its Chief Operating Officer, this 6th day of July, 2000.

                             American Dental Technologies, Inc.

                                    By: /s/ John Vickers III
                                       ---------------------------
                                    Name: John Vickers III
                                    Title: Chief Operating Officer